UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 21, 2009

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Effective May 21, 2009, Cephalon, Inc. (the “Company”) entered into the Third Amendment (the “Amendment”) to the Credit Agreement dated as of August 15, 2008, among the Company, the lenders named in the Credit Agreement and JPMorgan Chase Bank, N.A., as administrative agent, as amended by that certain First Amendment to the Credit Agreement effective November 21, 2008 and that certain Second Amendment to the Credit Agreement dated as of February 27, 2009 (the “Credit Agreement”).  The purpose of the Amendment is to revise the Credit Agreement such that the Company’s public offering of the Company’s 2.50% convertible senior subordinated notes due May 1, 2014 (the “Notes”) announced on May 21, 2009 and the hedging and warrant agreements related thereto, as well as any future convertible note offerings and related hedging and warrant agreements of a similar nature and purpose by the Company, shall be permitted pursuant to the Credit Agreement.  Specifically, the Amendment provides for the following (all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement):

•                  the defined terms “Hedging Agreement”, “Qualifying Subordinated Indebtedness”, “Warrants”, and “2015 Subordinated Notes” were amended;

•                  the defined terms “Qualifying Subordinated Indebtedness Securities Transaction”, “2014 Subordinated Notes” and “2014 Subordinated Notes Indenture” were added; and

•                  Sections 6.08(b)(iii) and 6.08(b)(iv) of the Credit Agreement have been revised to permit payments related to the Notes and the hedging and warrant agreements related thereto, as well as payments related to any similar future offering of Qualifying Subordinated Indebtedness by the Company.

The foregoing summary of the Amendment is qualified in its entirety by the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities.

 On May 21, 2009, the Company  issued to Visium Balanced Fund, LP, Visium Balanced Offshore Fund, Ltd., Visium Long Bias Fund, LP, Visium Long Bias Offshore Fund, ltd. and Atlas Master Fund, Ltd. (collectively, “Visium”) an aggregate of 776,361 shares (“Shares”) of its common stock, par value $0.01 (“Common Stock”), in exchange for the cancellation of warrants held by Visium (the “Warrants”) to purchase 2,141,330 shares of Common Stock at a strike price of $67.92.  The Company relied upon Section 3(a)(9) of the Securities Act of 1933, as amended, for this issuance based on the fact that  the Company issued the Shares solely in exchange for the Warrants and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 9.01               Financial Statements and Exhibits.

Exhibit No.	Description

10.1

Third Amendment dated as of May 21, 2009 to the Credit Agreement dated as of August 15, 2008 among Cephalon, Inc., the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Deutsche Bank Securities Inc. and Bank of America N.A., as co-syndication agents, Wachovia Bank, N.A. and Barclays Bank plc, as co-documentation agents, and J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: May 27, 2009	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1

Third Amendment dated as of May 21, 2009 to the Credit Agreement dated as of August 15, 2008 among Cephalon, Inc., the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Deutsche Bank Securities Inc. and Bank of America N.A., as co-syndication agents, Wachovia Bank, N.A. and Barclays Bank plc, as co-documentation agents, and J.P. Morgan Securities Inc., Deutsche Bank Securities Inc. and Banc of America Securities LLC, as joint bookrunners and joint lead arrangers